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                                                                   EXHIBIT 11(a)


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in Post-Effective Amendment No. 19 to the Registration Statement (File No. 2-79510) of Municipal Fund for California Investors, Inc. (the "Company") on Form N-1A under the Securities Act of 1933 of our report dated March 6, 1998 on our audit of the financial statements and financial highlights of the Company, which report is included in the Annual Report to Shareholders for the year ended January 31, 1998 which is incorporated by reference in the Post-Effective Amendment to the Registration Statement. We also consent to the reference to our Firm under the caption "Financial Highlights" in the Prospectuses and under the captions "Independent Accountants" and "Financial Statements" in the Statement of Additional Information.



/s/ Coopers & Lybrand LLP

Coopers & Lybrand L.L.P.


2400 Eleven Penn Center
Philadelphia, Pennsylvania
May 28, 1998